Exhibit 32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Steven M. Kunkle, Chief Executive Officer and Chief Financial Officer of Chindia, Inc. (the "Company") certify that:

     1. I have reviewed the quarterly report on Form 10-Q of Chindia, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.

Date:  November 13, 2008

/s/ Steven M. Kunkle
___________________
Steven M. Kunkle,
Chief Executive Officer
Chief Financial Officer